SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             Current Report

                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



   Date of Report (date of earliest event reported): February 5, 1997



                        SMT Health Services Inc.
         (Exact name of registrant as specified in its charter)


              Delaware               0-19897           25-1672183
   (State or other jurisdiction    (Commission        (IRS Employer
         of incorporation)         File Number)    Identification Number)




       10521 Perry Highway, Wexford, Pennsylvania                15090
           (Address of principal executive offices)            (ZIP code)


      Registrant's telephone number including area code: 412-933-3300








 Item 5. Other Information

        Incorporated by reference herein is the Registrant's Press Release dated February 5, 1997, a copy of which is filed as Exhibit 99.01 to this Form 8-K.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)     Exhibits.

                      Exhibit No.                               Reference

                         99.01     Press Release dated        Filed herewith.
                                   February 5, 1997






SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SMT HEALTH SERVICES INC.
                                       (Registrant)


Date:  February 19, 1997               By: _____/S/_David A. Zynn___________
                                                   David A. Zynn
                                          Chief Financial Officer, Treasurer
                                          and Principal Accounting Officer






                            EXHIBIT INDEX


    Exhibit No.                                               Reference


    99.01        Press Release dated February 5, 1997      Filed herewith.




                                                                  99.01




Contact: David Zynn, CFO              James K. White, Managing Director
         SMT Health Services Inc.     Kehoe, White, Savage & Company, Inc.
         (412) 933-3300               (310) 437-0655
         http://www.smthealth.com


           SMT HEALTH SERVICES INC. REPORTS FOURTH QUARTER AND
           TWELVE MONTH EARNINGS; NET INCOME INCREASES 28% AND
        76%, RESPECTIVELY; MOBILE MRI REVENUES RISE 49% AND 32%,
              RESPECTIVELY; REVENUES DERIVED FROM EXISTING
              CUSTOMERS INCREASES 22% AND 13%, RESPECTIVELY


Pittsburgh, PA, February 5, 1997  -- SMT Health Services Inc. (NASDAQ/NMS:
SHED, SHEDW) today reported that net income for the quarter ended December 31, 1996 increased 28% to $475,000, or $.15 per share, from $371,000, or $.12 per share, for the fourth quarter of 1995. Revenues for the fourth quarter of 1996 increased $1,853,000, or 49%, to $5,606,000 from $3,753,000 for the same period in 1995. The Company attributed the income and revenue gain for the three months ended December 31, 1996 to increased revenues from the seven new units placed in service during the year (including four units placed in service during September through November 1996) as well as a 22% increase in revenues derived from hospitals which the Company serviced during both comparable periods, partially offset by a $95,000 deferred tax adjustment in the fourth quarter. The Company's income before income taxes increased $428,000, or 88%, to $917,000, as compared to $489,000 for the same period in 1995. The Company stated that the earnings per share numbers for all reported periods have been adjusted to reflect the 7% Common Stock Dividend paid January 14, 1997. Excluding the 7% stock dividend adjustment, the earnings per share for the three months ended December 31, 1996 and 1995 would have been $.16 and $.13, respectively.

Net income for the fiscal year 1996 increased 76% to $2,411,000, or $.61 per share, from $1,373,000, or $.46 per share, during 1995. Excluding the 7% stock dividend adjustment, the earnings per share for 1996 and 1995 would have been $.66 and $.49, respectively. Revenues for fiscal 1996 increased $4,054,000, or 27%, to $19,212,000 compared to $15,158,000 during 1995.
Excluding the revenues of $548,000 related to the Cardiac Partnerships which the Company sold on June 30, 1995, 1996 mobile MRI revenues increased approximately 32% from 1995. The Company attributed the increased profitability and revenues for the fiscal year to the seven new units acquired throughout the year (including four new units placed in service during September through November 1996), a 13% increase in revenues derived from hospitals which the Company serviced during both comparable periods and greater operating efficiencies. Net income for fiscal 1996 further increased as a result of several one-time tax adjustments totaling approximately $285,000. Excluding the one-time adjustments, fiscal year 1996 net income would have approximated $2,126,000, or $.55 per share. The Company operated a weighted average of approximately 14 units during 1996.

The Company has available approximately $8.2 and $10.1 million of federal and state tax net operating loss carryforwards which are available to offset future taxable income through 2010. The Company anticipates that its future effective tax rate will approximate 39%.

The Company also announced that it has signed a purchase order and intends to purchase its nineteenth mobile MRI unit. The Company expects to take delivery and begin operations with this new unit in April 1997.

The Company further announced that 154,761 publicly traded Warrants have been exercised. The Company has received cash proceeds of approximately $1,083,000 and issued 168,089 shares of Common Stock as a result of such Warrant exercises. As of January 31, 1997, 1,529,189 Warrants to purchase 1,718,044 Common Shares remain outstanding. The Warrants expire at 5:00 p.m. on March 4, 1997. Each Warrant entitles the holder to purchase 1.1235 shares of Common Stock for $7.00.

SMT Health Services Inc., through its current fleet of eighteen mobile MRI units, provides diagnostic imaging services to healthcare providers in Pennsylvania, West Virginia, North Carolina, South Carolina, Virginia, Ohio and Kentucky.







                             (table follows)






                        SMT HEALTH SERVICES INC.
                            AND SUBSIDIARIES
                   CONSOLIDATED SUMMARY OF OPERATIONS


                     For The Three Months Ended    For The Twelve Months Ended
                            December 31,                   December 31,

                        1996          1995             1996         1995

Total Revenues       $5,606,000    $3,753,000      $19,212,000    $15,158,000*

Operating Expenses    1,802,000     1,215,000        6,280,000      5,396,000

Depreciation and
 Amortization         1,418,000       953,000        4,725,000      3,679,000

Selling, General and
 Administrative         875,000       657,000        2,877,000      2,472,000

Interest Expense        594,000       439,000        2,041,000      1,758,000

Other                        --            --      (   300,000)            --

Total Costs and
 Expenses            $4,689,000    $3,264,000      $15,623,000    $13,305,000

Income Before
 Income Taxes        $  917,000    $  489,000      $ 3,589,000    $ 1,851,000

Income Taxes            442,000**     118,000        1,178,000**      478,000

Net Income           $  475,000    $  371,000      $ 2,411,000    $ 1,373,000

Earnings Per Common
 Share               $      .15    $      .12      $       .61    $       .46

Average Number of
 Shares Outstanding   3,689,000     2,838,000        3,233,000      2,770,000


*Includes revenues related to the cardiac partnerships which were sold on June 30, 1995 totaling $548,000.

**Includes a $95,000 unfavorable tax adjustment and a net $105,000 favorable tax adjustment for the three and twelve months ended December 31, 1996, respectively.

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